Exhibit 10.8

Key Bank of Washington
A KeyCorp Bank
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Wenatchee CBC
MS-WA-31-35-0163
P.O. Box 1301
Wenatchee, WA  98807
(509) 664-2309                                                    John Thoren
(509) 663-9010                                                    Vice President


May 29, 1997


Donald A. Wright,
President, CEO and Chairman of the Board
Nick A. Gerde,
Vice President, CFO and Treasurer
PACIFIC AEROSPACE & ELECTRONICS, INC.
434 Olds Station Road
Wenatchee, WA  98801

Re:   Revolving Line of Credit
      Capital Expenditure Facility
      Term Loan

Dear Don and Nick:

We are pleased to inform you that Key Bank of Washington (Bank) has approved loans on the following terms:

1.   BORROWER:
         Pacific Aerospace & Electronics, Inc.

2.   GUARANTOR(S):
         The various subsidiaries of Pacific Aerospace & Electronics, Inc.

3.   SUMMARY OF FACILITIES:
         Revolving Line of Credit
         ------------------------
         A secured revolving line of credit for use by the borrower for general operating requirements.

         Capital Expenditure Facility
         ----------------------------
         A secured one year non-revolving line of credit for use by the borrower to fund acquisition of various capital items. It also provides for terming for up to
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Commitment Letter
Page 2


         seven years, of a portion of the acquisition cost of the various capital items that are purchased during the year.

         Term Loan
         ---------
         A secured term loan to fund a portion of the costs the borrower is expending to improve its building at Olds Station.

4.   AMOUNT:
         Revolving Line of Credit
         ------------------------
         Time to time advances up to $3,500,000

         Capital Expenditure Facility
         ----------------------------
         Aggregate advances not to exceed $2,000,000

         Term Loan
         ---------
         The lesser of $600,000 or 80 percent of the cost of the improvements

5. COLLATERAL: First and only (except for encumbrances approved in writing by the Bank) lien the following property, to be owned by Borrower.

         Revolving Line of Credit
         ------------------------
         All inventory and accounts receivable of Borrower.

         Capital Expenditure Facility
         ----------------------------
         The specific items being purchased with loan proceeds

         Term Loan
         ---------
         Lease hold improvements, assignment of lease and if available, a repurchase agreement from the Port of Chelan County on the specific building.

         Bank may require that you provide, at your expense, a FIRREA conforming appraisal supporting the loan amount, which is subject to the Bank's review and acceptance in its sole discretion, or other verification of collateral value acceptable to the Bank in its sole discretion.

6.   RESTRICTIONS:
     None
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Commitment Letter
Page 3


7.   LOAN TERMS:

     (a)  Interest Rate:
          Revolving Line of Credit
          ------------------------
          A rate fixed at the discretion of the borrower for one (1), three (3), six (6) or twelve (12) month time periods at the LIBOR rate for the appropriate time period plus 250 basis points. For today, this would provide rates to the borrower of 8.19% for one month, 8.31% for three months, 8.50% for six months and 8.78% for 12 months.

          Capital Expenditure Facility
          ----------------------------
          Until the items are termed or the maturity date of the facility, the rate will be the one month LIBOR plus 250 basis points adjusted on a monthly basis. On the individual financings, if a term loan, the borrower will have the option of a rate at TCM plus 275 basis points for the appropriate amortization period or an equivalent LIBOR rate. If the term financing vehicle is a lease the rates for each financing will be negotiated at the time the lease proposal is requested. Based upon an average for the month of April, this would generate a rate of
          9.29 percent.

          Term Loan
          ---------
          The borrower will have the option of fixing the rate at either TCM plus 275 basis points or the equivalent LIBOR rate for the appropriate time period for up to five years.

     (b)  Term:
          Revolving Line of Credit
          ------------------------
          This financing vehicle will mature September 5, 1998. Interest will be payable monthly with principal and any accrued unpaid interest due at maturity.

          Capital Expenditure Facility
          ----------------------------
          Individual financings will have maturities up to seven years from the month of acquisition of the specific asset being financed and will be amortized by monthly payments of principal and interest.
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Commitment Letter
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          Term Loan
          ---------
          This loan will have a ten year maturity with an interest rate adjustment at the end of five years but the loan will be amortized with monthly payments of principal and interest over fifteen years.

     (c)  Financial Covenants:

          (Financial measures are to be tested for compliance on a quarterly basis)
          Debt to Worth Ratio              Not greater than 0.75:1
          Working Capital                  Not less than $7,500,000
          Current Ratio                    Not less than 2.0:1
          Debt Service Coverage Ratio      Not less than 1.50:1
          Net Worth                        Not less than $18,000,000

          Borrower will provide quarterly copies of Form 10-QSB with financial information filed with the SEC

          Borrower will provide annual audited financial statements along with a copy of the annual report.

          In addition, if acquisitions in any one year would dilute net worth by more than 25 percent or jeopardize the company's ability to meet other loan covenants will require prior bank approval.

     (d)  Collateral Administration:
          Revolving Line of Credit
          ------------------------
          i. A bancontrol account with full dominion basis will be used when the line is active
          ii. A borrowing base certificate will be required with each advance and also on a monthly basis with accounts receivable and accounts payable agings attached.
          iii. Advances will be limited to 80% of invoice for current to 90 day accounts, less any foreign or intercompany/related accounts and any cross aging remainders over 50%.
          iv. Bank will perform semi-annual collateral audits with a collateral audit required prior to initial funding.
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Commitment Letter
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8.   FEES:
           Revolving Line of Credit                    $4,500

           Capital Expenditure Facility                $10,000

           Term Loan                                   $6,000

     In addition, Borrower will pay all of Bank's out-of-pocket costs in connection with the loan, including, if applicable, title insurance, appraisals, environmental assessments, filing and recording fees, and legal fees, including, if applicable, fees for work performed by Bank's in-house counsel if such counsel is used instead of outside counsel.

9. ADDITIONAL TERMS: Loan documents will be in the standard form customarily required by the Bank and will include additional terms and conditions not discussed above. The Bank will also require certain financial and other information prior to closing this loan, which will be discussed with you in detail upon your acceptance of this commitment. At the date of closing the loan, the financial condition and credit of Borrower and any Guarantor(s) and all other features of this transaction will be as represented to the Bank without material adverse change. In the event of bankruptcy or insolvency or adverse material changes in credit worthiness of Borrower or Guarantors, this commitment will terminate upon notice by Bank. This commitment is non-assignable by Borrower and Guarantor(s) will not disclose the terms of this commitment except to their legal and financial advisors. This commitment supersedes any prior commitments, offers, or agreements, written or oral concerning this financing, and can only be modified in writing.

10. ACCEPTANCE: This commitment is not binding unless this letter is signed by Borrower and received by us by 5:00 p.m. on June 20, 1997, at which time the commitment will expire without notice if not so accepted. If, after acceptance, the loan has not closed by September 1, 1997, this commitment will expire without notice and all fees paid by Borrower will be retained by Bank as compensation for expenses incurred. Closing will be deemed to take place when the Borrower is eligible for and receives the first disbursement, even if security documents are filed or recorded earlier.
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Commitment Letter
Page 6


11. EXPENSES: Borrower agrees that whether or not Bank makes the loan (unless failure to make the loan is a consequence of default by Bank), Borrower is liable for the payment of all expenses, fees, and charges incurred by Bank with respect to this commitment and the loan.

12.  SPECIAL CONDITIONS:

     ORAL AGREEMENTS OR ORAL COMMITMENT TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

If this commitment is acceptable to you and your company, please sign and return this letter. A copy is enclosed. We look forward to working with you!


KEY BANK OF WASHINGTON

By:  /s/ JOHN THOREN
     -----------------------------------
Its: Vice President
     -----------------------------------


Acknowledged and accepted this 6th day of June, 1997.

PACIFIC AEROSPACE & ELECTRONICS, INC.

By:  /s/ DONALD A. WRIGHT
     -----------------------------------
Its: President/CEO
     -----------------------------------

Borrower's Tax Identification Number    91-1744587
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